Exhibit 99.1

Antifreeze Recycling, Inc.

Financial Statements

December 31, 2011

Antifreeze Recycling, Inc.

Report of Independent Registered Public Accounting Firm

Shareholder and Board of Directors
Antifreeze Recycling, Inc.
Tea, South Dakota

We have audited the accompanying balance sheet of Antifreeze Recycling, Inc. a South Dakota corporation, as of December 31, 2011, and the related statements of operations, shareholder deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antifreeze Recycling, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

Jorgensen & Co.
(a registered public accounting firm)

/s/Jorgensen & Co.

January 7, 2013
Lehi, UT

Antifreeze Recycling, Inc.
Balance Sheet
As of December 31, 2011

Assets
Current Assets
Cash	$6,678
Accounts receivable (net)	6,890
Inventory	37,233
Total current assets	50,801

Fixed Assets
Plant and equipment	166,743
Accumulated depreciation	(108,405)
Net plant and equipment	58,338

Other Assets
Due from Officer	17,425

Total assets	126,565

Liabilities and Shareholder Deficit
Current Liabilities
Accounts payable	4,460
Line of credit	35,332
Other payables and accrued expenses	3,491
Due to related party	12,150
Current portion of long-term debt	18,802
Total current liabilities	74,235

Long-term debt less current maturities	59,173

Total liabilities	133,408

Shareholder Deficit
Capital stock: 25,000, $1.00 par value common shares authorized, 2,000 shares issued and outstanding	2,000
Accumulated deficit	(8,843)
Total shareholder deficit	(6,843)

Total liabilities and shareholder deficit	$126,565

See accompanying notes to the financial statements

Antifreeze Recycling, Inc.
Statement of Operations
For the Year Ended December 31, 2011

Net Sales	$330,734
Cost of goods sold	226,643
Gross profit	104,092

Operating Expenses
Executive consulting compensation fees	55,000
General and administrative	39,814
Total operating expenses	94,814

Other Income and Expenses
Interest expense	8,874

Income from operations before income tax	404
Income taxes	-

Net income	$404

Primary and fully diluted loss per share	$0.02

Weighted average shares outstanding	2,000

See accompanying notes to the financial statements

Antifreeze Recycling, Inc.
Statement of Shareholder Deficit
For the year ended December 31, 2011

	Common shares	Paid-in Capital	Accumulated Deficit
				Totals

Balances 12/31/10	2,000	$2,000	$(9,246)	$(7,246)

Net income for the year			404	404

Balances 12/31/11	2,000	$2,000	$(8,843)	$(6,843)

See accompanying notes to the financial statements

Antifreeze Recycling, Inc.
Statement of Cash Flows
For the Year Ended December 31, 2011

Net Cash Flow From Operating Activities
Net income from operations	$404
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	9,517
Bad debt expense	140
Decrease in accounts receivable	13,434
Increase in inventory	(10,971)
Decrease in accounts payable	(418)
Increase in other payables and accrued expenses	1,037
Net cash provided by operating activities	13,142

Investing Activities	-
Net cash from (used in) investing activities	-

Financing Activities
Payment on due to officer	(7,196)
Payment on related party note payable	(5,380)
Net payments on line of credit	(12,908)
Payments on notes payable	(40,271)
Proceeds from notes payable	62,736
Net cash used by financing activities	(3,019)

Increase in cash during 2011	10,123
Cash at the beginning of the year	(3,445)
Cash at end of year	$6,678

Interest paid during year	$8,074
Taxes paid during year	$0

See accompanying notes to the financial statements

Antifreeze Recycling, Inc.
December 31, 2011
Notes to the financial statements

NOTE 1 - Organization and Nature of Business

Antifreeze Recycling, Inc. (“Company”) is organized as a limited liability company incorporated in the state of South Dakota on June 6, 1996. The Company’s production facilities and administrative offices are located in Tea, South Dakota. The Company collects recyclable antifreeze, processes and sells recycled antifreeze to business customers mostly in South Dakota.

NOTE 2 – Accounting Policies

The following summary of significant accounting policies of the Company is presented to assist in understanding the financial statements.

Basis of Presentation.
The preparation of the Company’s financial statements are in conformity with U.S. generally accepted accounting principles. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses and may differ from actual results and may have an adverse impact on the financial condition.  Management’s estimates relating to the valuation of inventory were critical to the preparation of these financial statements.

Revenue Recognition
Revenue is recognized as product is shipped and collection is reasonably assured.

Cost of Goods Sold
Cost of goods sold includes the cost paid for any products sold, including any costs for freight. Shipping costs passed to the customer, are netted against freight expenses, reducing cost of goods sold. This net results of this accounting is not considered material to the financial statement presentation.

Advertising Costs
Advertising costs are expensed as incurred.  For the year ended December 31, 2011 advertising expense was $5,260.

Cash and Cash Equivalents
Cash and liquid debt instruments purchased with a remaining maturity of three months or less are considered cash for financial reporting purposes. At December 31,  2011, the Company held only demand deposits.

Accounts Receivable
Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Management provides for an allowance for uncollectable accounts to reflect uncertainties about collection based upon management's periodic assessment of the quality of the receivables. The allowance for doubtful accounts was $140 as of December 31, 2011.

Antifreeze Recycling, Inc.
December 31, 2011
Notes to the financial statements

Inventory
The Company’s inventories consist of raw materials, work-in-process, finished goods and supplies. Inventories are valued at the lower of cost (first-in, first-out method) or market. Raw materials, principally used glycol and additives, are stated at acquisition cost. Cumulative costs for the work-in-process inventory includes the cost of the raw materials plus costs added through the Company’s process of cleaning the used glycol. Finished goods valuation includes the aggregated work-in-process costs plus the costs associated processing the work-in-process with specific additives for the final salable product.

Basic and Diluted Earnings (Loss Per Share)
The Company computes net income (loss) per share in accordance with FASB Codification 260, "Earnings per Share". FASB Codification 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-con converted method. In computing Diluted EPS the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive, which is the case for the Company for the years ended December 31, 2011. There were no dilutive securities outstanding at December 31, 2011.

Property and Equipment
Property and Equipment is stated at cost and consist of plant equipment and vehicles. Depreciation is computed using the straight-line method over the estimated useful lives of the property (5 to 7 years).  For the year ended December 31, 2011 depreciation expense was $9,511.  Purchases of less than $5,000 and less than 2 years life expectancy are expensed in the period acquired.

Provision for Taxes
The Company is organized as a tax pass through Subchapter S Corporation. For the year ended 12/31/11, Federal and state income otherwise due from the corporation is not reflected in the Company’s financial statements. Rather, any such amounts are passed through to, and are the responsibility of, the owners of the Company’s capital stock.

NOTE 3 – Accounts Receivable

At December 31, 2011, the Company’s net accounts receivable was $6,890. Management estimates the allowance for doubtful accounts by analyzing the age of the accounts. The allowance for bad debt account at December 31, 2011 was $140.

NOTE 4 – Inventory

At December 31,  2011, the Company’s inventories consisted of the following.

12/31/11
Raw material	$16,213
Finished goods	8,956
Supplies	12,065
Total inventory	$37,233

NOTE 5 – Equipment

The following is a schedule of fixed assets as of December 31, 2011.

12/31/11
Plant equipment	$110,618
Trucks	56,125
Accumulated depreciation	(108,405)
Net plant equipment	$58,338

Antifreeze Recycling, Inc.
December 31, 2011
Notes to the financial statements

NOTE 6 – Major Customers and Suppliers

For the year ended December 31, 2011, no customer accounted for 5% or more of the Company’s revenues. Two suppliers provided 100% of the Company’s additive used in processing raw material to finished goods.

NOTE 7 – Debt

Notes Payable
The following schedule list information related to the Company’s notes payable.

	Principal Amount	Interest Rate	Maturity	Installment	Due
Note payable to US Bank, secured by Dodge truck	$16,261	3.49%	8/10/15	390.17	Monthly
US Bank note payable, secured by equipment, inventory and receivables	22,680	10.12%	4/20/16	536.03	Monthly
Note payable to US Bank, secured by equipment	21,565	5.99%	12/25/15	505.60	Monthly
Note payable to US Bank, secured by equipment	4,617	5.24%	11/12/12	429.66	Monthly
Related party note payable	12,150	0.00%	-	-
Solid Waste Management Program note payable	12,882	3.00%	12/1/12	6,586.00	Semi-annual
Total notes payable	$90,155
Portion due in 2012	(18,802)
Related party demand note	(12,150)
Net long term debt	$59,203

Line of Credit and Short Term Financing
As of December 31, the Company owed $35,332 on a $60,000 line of credit with US Bank. The note bears interest at a variable rate currently at 8.25% and is payable in monthly installments of 2.5% of the outstanding balance. The proceeds are to be used to fund operating costs as the need for short-term cash arises. Additionally, the Company finances operations through Capital One Visa and American Express. The balances for these sources were $2,437 and $2,023, respectively.

All of the Company’s assets are pledges as security for the Company’s debt obligations.

NOTE 8 – Common Stock

On December 31, 2011, the Company had 25,000, non-assessable, $1.00 par value shares of common stock authorized, of which 2,000 shares were issued and outstanding.  As of December 31, 2011, there were no dilutive securities outstanding.

Antifreeze Recycling, Inc.
December 31, 2011
Notes to the financial statements

NOTE 9 – Commitments and Contingencies

Operating Lease
In February 2011, the Company renewed the lease for its operating facilities in Tea, South Dakota. The terms of the lease extend for 24 months (expiring January 2013) with monthly payments of $1,800.

Scheduled Debt Payments
Following is a schedule of debt maturities for each of the next five years and thereafter:

Year	Amount
2012	$30,952
2013	14,366
2014	15,350
2015	15,018
2016	2,289
After 2016	12,150
$90,125

NOTE 10 – Related Party Transactions

One December 31, 2011, the Company owed $12,500 to an individual related to the Company’s 51% owner. The terms loan is due on demand and carries zero interest.

During 2011, the Company borrowed $17,300 to purchase a Dodge truck for the Company’s president. This debt is recorded as a note payable by the Company, and as an amount ($17,425 at December 31, 2011) due from an officer. The balance of this loan at December 31, 2011 is $16,231.

WEBA Technologies, Inc., one of two suppliers of additive in the Company’s antifreeze recycling process, is a significant shareholder and supplier of the Company’s merger partner.

NOTE 11 – Concentrations of Credit Risk

The Company did not have cash deposits at financial institutions in excess of the federally insured limit of $250,000 as of December 31,  2011.  Credit concentrations are reflected in the analysis of notes payable above. At December 31, 2011, US Bank holds approximately 72% of the Company’s notes payable. See note 6 to the financial statements

NOTE 12 – Subsequent Events

Subsequent to December 31, 2011, the Company has agreed to a merger with a larger company in its industry with an effective merger date of November 1, 2012.